EXHIBIT K

            Secondary Schedule Capital Cost Ceilings
            ________________________________________



     Secondary Schedule Capital         Capital Expenditures
          Cost Ceiling                 Shall not Exceed ($MM)
          ____________                 ______________________


     Year ending December 31, 1996                   $15.5
     Year ending December 31, 1997                     1.5
     Year ending December 31, 1998                     1.5
     Year ending December 31, 1999                     0.008
     Year ending December 31, 2000                     1.0